                                                                   Exhibit 23(b)

                   [LETTERHEAD OF BOND, ANDIOLA & COMPANY]



                        INDEPENDENT AUDITORS' CONSENT

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Amendment No.1 to the Registration Statement on Form S-3 and related Prospectus filed with the Securities and Exchange Commission in Registration No. 333-24231 of our report, dated July 11, 1996, with respect to the consolidated financial statements of Mehl/Biophile International Corporation and subsidiary included in its Annual Report on Form 10-KSB for the year ended May 31, 1996, filed with the Securities and Exchange Commission.

                                      /s/  Bond, Andiola and Co.
                                      --------------------------
                                      BOND, ANDIOLA AND COMPANY

Raritan, New Jersey
September 25, 1997